Exhibit (14)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions “Financial Highlights”, “Financial Statement Experts”, and “Representations and Warranties” in the Combined Proxy Statement/ Prospectus of Transamerica Funds included in the Registration Statement on Form N-14.

We also consent to the references to our firm under the captions “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm” in the Statement of Additional Information, dated March 1, 2020, which was filed with the Securities and Exchange Commission in Post-Effective Amendment Number 280 to the Registration Statement (Form N-1A, No. 033-02659) of Transamerica Funds, and are incorporated by reference in the Combined Proxy Statement/Prospectus and Statement of Additional Information included in the Registration Statement on Form N-14.

We also consent to the incorporation by reference of our report, dated December 23, 2019, on the financial statements of Transamerica Dynamic Income and Transamerica Multi-Asset Income, included in the Annual Report of the Funds for the fiscal year ended October 31, 2019, which is incorporated by reference in the Combined Proxy Statement/Prospectus and Statement of Additional Information of Transamerica Funds, included in the Registration Statement on Form N-14.

/s/ Ernst & Young LLP

Boston, Massachusetts

December 21, 2020